Exhibit 10.1

REGULATIONS OF GLOBAL EARTH NATURAL RESOURCES, L.L.C.

In accordance with Chapter101, *et seq.*, of the Texas Business Organizations Code with respect to Texas Limited Liability Companies (the "Act"), the Managers named in the Articles of Organization of Global Earth Natural Resources, L.L.C. (the "Company") adopt the following Regulations.

1. Purpose. The Company has been formed to purchase and operate the properties described in the Firm Corporate Offer for International Coal Sales dated April 4, 2011 between Modern Coal, LLC, a Texas limited liability company ("Modern Coal"), and Advent Enterprises Inc. (the "Coal Project").

2. Power to Specify Regulations. The power to adopt, alter, amend, or repeal these Regulations is entirely vested in the Managers named in the Articles of Organization of the Company.

3. Authority to Contract on Behalf of the Company. The Managers and/or the officers of the Company have the authority to enter into contracts and incur obligations on behalf of the Company.

4. Execution of Documents. The Managers and/or the officers of the Company have the authority to execute documents and instruments to carry out the purpose of the Company.

5. Management Rights. The right to exercise the powers of the Company and to manage the business and affairs of the Company is vested entirely in the Managers as listed in the Articles of Organization.

6. Number of Managers and Election of Managers. The initial Managers specified in the Articles of Organization shall serve as Managers for the period specified in the Articles of Organization. The number of Managers shall be determined by the Managers from time to time but at no time shall be less than three or more than five. Except as specified elsewhere in these Regulations, the term of service for the Managers shall be for one year, to expire on the date of each annual meeting of Members.

7. Officers. Brad Lamar shall be the Chairman, President and Chief Executive Officer of the Company. Sydney A. Harland shall be Vice President and Secretary of the Company.

8. Compensation. No Manager or officer of the Company shall receive any compensation for serving as a Manger or officer, unless such compensation is approved by the Members.

9. Members. The Members of the Company are Modern Coal, Global Earth Energy, Inc., a Nevada corporation ("Global Earth Energy"), and Global Earth Natural Resources Inc. a New Brunswick corporation ("Global Earth Natural Resources"). The contribution of each Member is as follows:

(a) Modern Coal shall contribute its interest in the Coal Project.

(b) Global Earth Energy and Global Earth Natural Resources shall fund production and sales of coal from the Coal Project, and agree to provide $10,000,000.00 as equity for the Company, within five business days after the receipt of proceeds from Global Earth Natural Resources. Further, Global Earth Energy and Global Earth Natural Resources will provide additional funding of $10,000,000.00 as equity for the Company within 30 days of the receipt of said proceeds from Global Earth Natural Resources. Further, Global Earth Energy and Global Earth Natural Resources will provide additional funding of $5,000,000.00 as equity for the Company within 45 days of the receipt of said proceeds from Global Earth Natural Resources. In the event that Global Earth Energy and Global Earth Natural Resources are not able to provide the financing described in this paragraph, then the Company shall dissolve and neither of the Members shall have any liability to the other hereunder.

(c) The Interests in the Company shall be owned by the Members as follows:

Members	**Percentage Interests**
Modern Coal, LLC	49.0
Global Earth Energy, Inc.	25.0
Global Earth Natural Resources Inc.	26.0
Total	100.0

10. Income and Expenses. All income and expenses of the Company shall be shared by the Members in accordance with their Interests. The Company anticipates the issuance, on at least a quarterly basis, of distributions of its excess cash, in accordance with the Interests of the Members. However, the Company may choose at any time to reinvest the distributions, or any portion of the distributions, into the operations of the Company with the mutual consent of the Members. The Company, on a regular basis but not less than quarterly, shall provide to the Members a balance sheet, income statement (year-to-date and for the period since the last income statement), and other reports as may be needed by the Company for its records.

All major acquisitions and divestitures (cumulatively affecting more than 10% of the assets of the Company), funding from any source other than the Company, or other material structural or financial change (other than in the normal course of business) will require the consent of all of the Members.

11. Removal of Manager for Cause. Members may remove any Manager prior to the expiration of the Manager's term specified in these Regulations if the Manager acts outside the scope of the Manager's authority.

12. Removal of Manager by Consent of Members. At any meeting of Members called expressly for the purpose, any Manager may be removed for any reason, with or without cause, on a resolution adopted by the Members.

13. Quorum of Managers. At all meetings of the Managers, a majority of the Managers shall be necessary and sufficient to constitute a quorum for the transaction of business.

14. Action by Managers. An act of the Managers is effective if greater than a majority of the Managers vote approval of the act at a meeting at which a quorum of the Managers is present.

15. Manager Committees. By resolution, the Managers may designate from among the Managers one or more committees that may exercise the authority of the Managers generally, and may designate one or more Managers to serve as alternate members of any committee. A committee may not amend these Regulations.

16. Regular Meetings of Managers. Regular meetings of the Managers shall be held at locations either inside or outside Texas. By resolution, the Managers are authorized to designate, from time to time, a place or places other than that specified above as the place for regular meetings of the Managers. Regular meetings of the Managers shall be held immediately following the annual meeting of the Members, and on the first Thursday of each month at 10:00 a.m. If a Thursday specified for the holding of a regular meeting is a legal holiday, then that meeting shall be held at the same time on the next day that is not a legal holiday or a Saturday or Sunday. Written notice of the time and place of regular meetings shall be delivered personally to the Managers or sent to each Manager by U.S. mail, facsimile machine, or email at the Manager's address as shown on the records of the Company. In cases in which the notice is mailed, it must be deposited in the U.S. mail at least 96 hours prior to the time of the holding of the meeting.

17. Special Meetings of Managers. A special meeting called by action of the Managers shall be held at locations either inside or outside Texas. Written notice of the time and place of special meetings shall be delivered personally to the Managers or sent to each Manager by U.S. mail, facsimile machine, or email at the Manager's address as shown on the records of the Company. Notice that is mailed must be deposited in the U.S. mail at least 96 hours prior to the time of the holding of the meeting.

18. Notice of Purpose of Meetings. Notice of any meetings or special meetings of the Managers shall specify the purpose of the meeting or the business to be transacted at the meeting, in addition to the place, date, and time of meeting.

19. Requests for Records. All requests by Members or assignees of a Membership interest for copies of Company records must be sent to 3327 W. Wadley, Suite 3-317, Midland, Texas 79707.

20. Vote on Action by Members. An act of the Members of record is effective if a majority of the of the Interests held by the Members vote to adopt the act at a meeting at which a quorum of Members is present, in accordance with the following:

(a) Number of Votes. The holders of the Interests in the Company are entitled to one vote per Interest on all matters submitted to a vote of the Members.

(b) Notice of Meetings. For any meeting at which a matter is to be voted on by the Members, the Company must give to each Member notice of the time, place, and purpose of a meeting. Written notice of the time and place of meetings shall be delivered personally to the Members or sent to each Member by U.S. mail, facsimile machine, or email at the Member's address as shown on the records of the Company. For mailed notice, the notice must be deposited in the U.S. mail at least seven days prior to the time the meeting is held.

(c) Waiver of Notice. Action taken at any meeting of the Members without the required notice shall be as valid as though made at a meeting after notice if a quorum is present and each of the Members not present signs a written waiver of notice or a consent to the holding of that meeting. Attendance of a Member at a meeting constitutes waiver of notice of the meeting unless the Member attends the meeting for the express purpose of objecting to the transaction of business on the grounds that the meeting is not lawfully convened.

(d) Action by Consent Without Meeting. Any act required or permitted to be taken at any meeting of the Members, Managers, or members of a committee may be taken without a meeting, without prior notice, and without a vote by use of a consent or consents in writing. The consents must describe the action taken. They must be signed by persons having not fewer than the minimum number of votes that would be necessary to take action at a meeting if all those entitled to vote on the action were present and voted.

(e) Record Date. Only persons whose names are listed as Members in the official records of the Company 30 days before any meeting of the Members shall be entitled to notice of or to vote at that meeting.

(f) Quorum. At all meetings of the Members, a majority of the Interests shall be necessary and sufficient to constitute a quorum for the transaction of business.

(g) Vote by Proxy. Members may vote either in person or by proxy. Proxies must be executed in writing by the Members. An email, facsimile, or similar transmission by the Member is deemed an execution in writing for purposes of these Regulations.

21. Liability of Member or Managers to Third Parties. A Member or Manager is not liable for the debts, obligations, or liabilities of the Company, including liability under a judgment decree or order of a court, except to that extent the Company is liable as a direct result of action beyond the scope of authority or the misconduct of the Member or Manager.

22. Assignment of Membership Interest. A Member may not assign the Member's Interest in the Company except with the written consent of all of the other Members of record. If such consent is obtained, a Member may assign the Member's Interest in whole or in part. Except as specified in these Regulations, any assignment automatically entitles the assignee to become a Member.

23. Obligations of Member by Assignment. A person who becomes a Member as a result of an assignment of a Member's Interest assumes all of the obligations of the assignor, including liabilities unknown to the assignee at the time the assignee became a Member.

24. Certificates of Membership Interest. The Company is authorized to issue Membership Interest certificates. Membership Interests may be assigned or transferred by delivery of such certificates, and possession of such certificates shall constitute absolute ownership rights in the Membership Interest described on such certificates.

25. Compromise or Release of Obligation. Members may not compromise or release any of the following obligations of a Member, a Member's legal representative, or a Member's successor:

(a) An obligation to make a contribution or otherwise pay cash or transfer property to the Company.

(b) An obligation to return cash or property paid or distributed to the Member in violation of the Act or these Regulations.

26. Withdrawal of Member.

(a) A Member of the Company may withdraw as a Member:

(i) When the Member gives 60 days' written notice to all of the other Members of record.

(ii) When the Member assigns the Member's Interest in the Company in accordance of these Regulations.

(b) A Member of the Company ceases to be a Member, and is deemed to have withdrawn from the Company, on the occurrence of any of the following events:

(i) When the Member files a voluntary bankruptcy petition.

(ii) If the Member is a natural person, the death of the Member or an adjudication of a court of competent jurisdiction that the Member is incompetent to manage his person or property.

(iii) If the Member is a corporation, on the filing of a certificate of dissolution for the corporation or the revocation of the corporation's charter.

(iv) If the Member is an estate, on the personal representative's distribution of the estate's entire Interest in the Company.

27. Distribution on Withdrawal. Within 30 days after withdrawal, a withdrawing Member is entitled to receive the net book value of the Member's Interest in the Company as recorded in the last regular accounting preceding the withdrawal.

The undersigned Managers have adopted these Regulations on May 23, 2011.

____
BRAD LAMAR

____
SYDNEY A. HARLAND

____
ANDREW L. MADENBERG